EXHIBIT 99.2

                        CITIZENS & NORTHERN CORPORATION

                         90-92 Main Street, P.O. Box 58
                               Wellsboro, PA 16901
               Phone: (570) 724-3411          Fax: (570) 723-8097
     E-Mail: cnemail@cnbankpa.com         Web Page: http://www.cnbankpa.com
             --------------------                   -----------------------
                               Stock Symbol: CZNC
Chartered 1864
                                                 FEDERAL DEPOSIT INSURANCE CORP

JUNE 30, 2005                  QUARTERLY REPORT
-------------

Dear Shareholder:

   Our planned opening of the Jersey Shore office has been temporarily delayed due to the failure of a landscaping retaining wall. Further engineering has been completed to assure that the new wall will be sound. We expect the opening to be delayed about one month as a result. Once the Jersey Shore site is completed, we will begin the Old Lycoming Township office, which we plan to have opened by January 2006. Our new administration building is well under way and we expect to move in by November.

   The acquisition of the Canisteo Valley Corporation, the parent company of First State Bank, should be completed during the third quarter of this year. The people of First State Bank and we are eager to begin the process of bringing our organizations together.

   Financial results for the first 6 months of 2005 continue to be affected by the increased costs from the expansion into Williamsport and Lycoming County and the costs associated with the new core processing system. Additionally, as the Federal Reserve continues to increase the Fed Funds rate, longer-term rates have remained relatively unchanged. This has had the effect of reducing our interest rate spread. Interest and dividend income have increased 4.38%, or $1.24 million as a result or our growing loan portfolio, while interest expense increased 8.18%, or $916 thousand due to deposit rate competitive pressures. The interest margin increased 1.9%, or $327 thousand, which was not enough to offset the other expenses increase of 14.25% or $1.784 million. Net income as compared to the same period of 2004 is down 10.85%. We believe that these current expense increases due to the branch expansion and the new core system are investments that will enhance future revenues and net income.

   Total assets increased from last year by only 1.3%. Loan demand and origination remains strong with an increase of 10.85%, $59.1 million. The loan portfolio increase was funded primarily by a decrease in available-for-sale securities of 10.01%, or $50.4 million. Deposits and repo sweeps increased by a modest 2.77%, or $19.066 million and borrowed funds decreased by approximately the same amount. Trust assets under management compared to the same period last year increased by 11.73% to over $401 million.

   Our stock was added to the Russell 2000(R) on June 24th, which has created a great deal of trading by institutional investors. The increased institutional demand has positively affected the share price.

   We continue to be excited by the opportunities for growth that lie before us. Thank you for your continued support.



                                                    Craig G. Litchfield
                                                    Chairman, President & CEO

                         CITIZENS & NORTHERN CORPORATION
                               BOARD OF DIRECTORS

                    Craig G. Litchfield Chairman of the Board

   Dennis F. Beardslee                                  Leo F. Lambert
   R. Robert DeCamp                                     Edward L. Learn
   Jan E. Fisher                                        Edward H. Owlett, III
   R. Bruce Haner                                       Leonard Simpson
   Susan E. Hartley                                     James E. Towner
   Karl W. Kroeck                                       Ann M. Tyler

                                DIRECTORS EMERITI
   F. David Pennypacker

                                    OFFICERS
   Craig G. Litchfield          Chairman, President and Chief Executive Officer
   Mark A. Hughes               Treasurer
   Kathleen M. Osgood           Corporate Secretary

                            CITIZENS & NORTHERN BANK
                                     OFFICES
   428 S. Main Street, ATHENS, PA 18810570-888-2291
   111 Main Street, DUSHORE, PA 18614 570-928-8124
   Main Street, EAST SMITHFIELD, PA 18817 570-596-3131
   104 Main Street, ELKLAND, PA 16920 814-258-5111
   102 E. Main Street, KNOXVILLE, PA 16928 814-326-4151
   Main Street, LAPORTE, PA 18626 570-946-4011
   Main Street, LIBERTY, PA 16930 570-324-2331
   1085 S. Main Street, MANSFIELD, PA 16933 570-662-1111
   Route 220, MONROETON, PA 18832 570-265-2157
   3461 Rte.405 Highway, MUNCY, PA 17756 570-546-6666
   Thompson Street, RALSTON, PA 17763 570-995-5421
   503 N. Elmira Street, SAYRE, PA 18840 570-888-2220
   2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702 570-601-3016
   41 Main Street, TIOGA, PA 16946 570-835-5236
   428 Main Street, TOWANDA, PA18848570-265-6171
   Court House Square, TROY, PA 16947 570-297-2159
   90-92 Main Street, WELLSBORO, PA 16901 570-724-3411
   130 Court Street, WILLIAMSPORT, PA 17701 570-320-0100
   Route 6, WYSOX, PA 18854 570-265-9148

                       TRUST & FINANCIAL MANAGEMENT GROUP
   90-92 Main Street, Wellsboro, PA 16901800-487-8784
   428 Main Street, Towanda, PA 18848888-987-8784
   503 N. Elmira Street, Sayre, PA 18840888-760-8192
   3461 Rte 405 Highway, Muncy, PA 17756570-546-6666
   130 Court Street, Williamsport, PA 17701 570-601-6000

ACCOUNT SERVICES - 90-92 Main St, Wellsboro, PA 16901      800-726-2265

BANKCARD SERVICES - 11822 Route 6, Wellsboro PA 16901      800-676-6639

FUNDS MANAGEMENT - 90-92 Main St., Wellsboro, PA 16901     800-577-9397
                              www.fmt@cnbankpa.com
                              --------------------

INTERNET BANKING - 90-92 Main St., Wellsboro, PA 16901     570-724-0266
                                www.cnbankpa.com
                                ----------------

C&N FINANCIAL SERVICES CORPORATION - 68 Main Street, Wellsboro, PA 866-ASK-CNFS
                           www.cnfinancialservices.com
                           ---------------------------

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data)   (Unaudited)

                                                              3 MONTHS ENDED                       6 MONTHS ENDED
                                                                   JUNE                                 JUNE
                                                          2005               2004               2005              2004
                                                        (CURRENT)          (PRIOR YR)         (CURRENT)        (PRIOR YR)
Interest and Dividend Income                             $ 14,908           $ 14,343           $ 29,601         $ 28,358

Interest Expense                                            6,155              5,493             12,112           11,196
-------------------------------------------------------------------------------------------------------------------------


Interest Margin                                             8,753              8,850             17,489           17,162

Provision for Loan Losses                                     375                350                750              700
-------------------------------------------------------------------------------------------------------------------------
Interest Margin After Provision for Loan Losses                                8,500             16,739           16,462
                                                            8,378

Other Income                                                1,889              1,855              3,592            3,480

Realized Gains on Securities, Net                             929                321              1,995            1,285

Other Expenses                                              7,173              6,289             14,301           12,517
-------------------------------------------------------------------------------------------------------------------------


Income Before Income Tax Provision                          4,023              4,387              8,025            8,710

Income Tax Provision                                          725                698              1,432            1,315
-------------------------------------------------------------------------------------------------------------------------

NET INCOME                                               $  3,298           $  3,689           $  6,593         $  7,395
=========================================================================================================================

PER SHARE DATA (**):
Net Income - Basic                                          $0.40              $0.45              $0.80            $0.90
Net Income - Diluted                                        $0.40              $0.45              $0.80            $0.90
Dividend Per Share                                          $0.23              $0.22              $0.46            $0.44
Number Shares Used in Computation - Basic               8,210,469          8,182,034          8,201,902        8,187,606
Number Shares Used in Computation - Diluted             8,274,780          8,229,149          8,269,365        8,239,222


CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data)    (Unaudited)

                                                                    JUNE 30,           JUNE 30,
                                                                      2005               2004
                                                                      ----               ----
ASSETS
Cash & Due from Banks                                               $   16,653         $   15,334
Available-for-Sale Securities                                          453,288            503,700
Loans, Net                                                             604,514            545,360
Other Assets                                                            59,246             54,745
--------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                        $1,133,701         $1,119,139
==================================================================================================

LIABILITIES
Deposits                                                            $  685,105         $  670,098
Repo Sweep Accounts                                                     21,812             17,753
--------------------------------------------------------------------------------------------------
     Total Deposits and Repo Sweeps                                    706,917            687,851
Borrowed Funds                                                         283,349            302,353
Other Liabilities                                                       10,619              7,778
--------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                    1,000,885            997,982
--------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Shareholders' Equity, Excluding Net Unrealized
  Gains/Losses on Available-for sale Securities                        124,338            117,060
Net Unrealized Gains/Losses on Available-
  for-sale Securities (*)                                                8,478              4,097
--------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                             132,816            121,157
--------------------------------------------------------------------------------------------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                            $1,133,701         $1,119,139
==================================================================================================

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CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)
(Unaudited)

                                                        6 MONTHS ENDED                    %
                                                             JUNE                      INCREASE
                                                    2005                2004          (DECREASE)
                                                    ----                ----          ----------
EARNINGS PERFORMANCE
Net Income                                      $     6,593         $     7,395         -10.85%
Return on Average Assets                               1.17%               1.35%        -13.33%
Return on Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)               1.18%               1.37%        -13.87%
Return on Average Equity                               9.96%              11.52%        -13.54%
Return on Average Equity,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)              10.67%              12.74%        -16.25%

BALANCE SHEET HIGHLIGHTS
Total Assets                                    $ 1,133,701         $ 1,119,139           1.30%
Available-for-Sale Securities                       453,288             503,700         -10.01%
Loans (Net)                                         604,514             545,360          10.85%

Allowance for Loan Losses                             7,037               6,609           6.48%
Deposits and Repo Sweep Accounts                    706,917             687,851           2.77%
Trust Assets Under Management                       401,360             359,230          11.73%

SHAREHOLDERS' VALUE (PER SHARE) (**)
Net Income - Basic                              $      0.80         $      0.90         -11.11%
Net Income - Diluted                            $      0.80         $      0.90         -11.11%
Dividends                                       $      0.46         $      0.44           4.55%
Book Value                                      $     16.18         $     14.81           9.25%
Book Value, Excluding Unrealized
  Gains/Losses on Available-for-
  sale Securities (***)                         $     15.14         $     14.31           5.80%
Market Value (Last Trade)                       $     31.24         $     25.20          23.97%
Market Value /  Book Value                           193.08%             170.16%         13.47%
Market Value /  Book Value,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)             206.34%             176.10%         17.17%
Price Earnings Multiple                               19.53               14.00          39.50%
Dividend Yield                                         2.94%               3.49%        -15.76%

SAFETY AND SOUNDNESS
Shareholders' Equity / Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)              11.06%              10.76%          2.79%
Nonperforming Assets / Total Assets                    0.70%               0.75%         -6.67%
Allowance for Loan Losses / Total Loans                1.15%               1.20%         -4.17%
Risk Based Capital Ratio                              18.45%              19.40%         -4.90%

AVERAGE BALANCES
Average Assets                                  $ 1,130,873         $ 1,096,969           3.09%
Average Assets, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                   1,117,488           1,078,350           3.63%
Average Equity                                      132,410             128,340           3.17%
Average Equity, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                     123,576             116,052           6.48%


(*) Net unrealized gains/losses on available-for-sale securities are presented as "Accumulated Other Comprehensive Income" in the annual and quarterly financial statements filed with the Securities and Exchange Commission.

(**) For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of each year presented.

(***) Generally accepted accounting principles ("GAAP") require that available-for-sale securities be reported at fair value, with unrealized gains and losses excluded from earnings and reported separately through shareholders' equity, net of tax. Management believes there is an inherent mismatch between the income statement and balance sheet related to unrealized gains/losses that may create a material inconsistency in the calculation of earnings-based ratios. Further, the amount of unrealized gains or losses may vary widely from period-to-period, depending on the financial markets as a whole and interest rate movements. Therefore, management has provided these "non-GAAP" ratios because we believe they provide meaningful information for evaluating the Corporation's financial position and results of operations.